POWER OF ATTORNEY


        Each Director of Public Service Enterprise Group Incorporated whose signature appears below hereby appoints Robert C. Murray the agent for service named in this Registration Statement, and James T. Foran, Esq. as attorney-in-fact, to execute in the name of each such person and to file with the Securities and Exchange Commission this Registration Statement and any and all additional amendments, including post-effective amendments to this Registration Statement.



                Signature               Title                      Date
                ---------               -----                      ----


        /s/
-------------------------------         Director                May 5, 1998
Lawrence R. Codey


        /s/
-------------------------------         Director               May 5, 1998
Ernest H. Drew


        /s/
-------------------------------         Director               May 5, 1998
T.J. Dermot Dunphy


        /s/
-------------------------------         Director               May 5, 1998
E. James Ferland


        /s/
-------------------------------         Director               May 5, 1998
Raymond V. Gilmartin


        /s/
-------------------------------         Director               May 5, 1998
Conrad K. Harper


        /s/
-------------------------------         Director               May 5, 1998
Irwin Lerner


        /s/
-------------------------------         Director               May 5, 1998
Marilyn M. Pfaltz


        /s/
-------------------------------         Director               May 5, 1998
Forrest J. Remick, Jr.


        /s/
-------------------------------         Director              May 5, 1998
Richard J. Swift


        /s/
-------------------------------         Director              May 5, 1998
Josh S. Weston